Exhibit 10.54

Master Agreement

Form 3/CEP

AGREEMENT DATED 11 November 2009

BETWEEN:

(1)	XL INSURANCE (BERMUDA) LTD whose offices and registered address are at XL House, One Bermudiana Road, Hamilton HM08, Bermuda (“the Company”);

AND

(2)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland.

PREAMBLE

Subject to the Company’s satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a “Credit” and collectively the “Credits”) on behalf of the Company in favour of beneficiaries located in the United States of America or elsewhere (the “Beneficiary” or “Beneficiaries” as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of the Company’s obligations under or pursuant to this Agreement.

1.	ESTABLISHMENT OF CREDITS

It is agreed between us in relation to each Credit that:-

1.1

In order to establish a Credit, the Company is required to submit an application form to CEP (“the Application Form”). The Application Form must (a) be in such form as CEP is willing to accept for this purpose; Application Forms may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s); (b) be completed by or on behalf of the Company in accordance with the terms of the Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; and (c) indicate therein the name of the Beneficiary and the amount and term of the Credit required. Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of the Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (the Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not In the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that the opening of any Credit hereunder shall, In every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit.

1.2

Prior to the establishment of any Credit or In order to maintain a Credit, the Company undertakes to (1) deposit cash or securities or a combination of cash and securities of such amount as is required under the pledge agreement entered into on or around the date hereof between, amongst others, the Company and CEP (the “Pledge Agreement”) in an account or account(s) in the name of the Company with Bank of New York Mellon that is or are subject to the terms of the Pledge Agreement or (2) to ensure that one or more other Pledgors (as defined In the Pledge Agreement) deposit cash or securities or a combination of cash and securities of such amount as required under the terms of the Pledge Agreement in an account or account(s) in the name of the relevant Pledgor with Bank of New York Mellon that is or are subject to the terms of the Pledge Agreement (in each case a “Deposit”). For the avoidance of doubt, the Deposit required for any Credit may be provided by the Company and/or by another Pledgor provided that the aggregate amount of the Deposit provided by the Company and/or any other Pledgor is at least equal to the

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amount required under the terms of the Pledge Agreement. In the event that a Pledgor’s Deposit is transferred, or is required to be transferred to an account with Citibank N.A. pursuant to Section 4(e) of the Pledge Agreement, then in relation to that Pledgor references in this Clause 1.2 to “Pledge Agreement” shall include that Pledgor’s charge referred to in Section 4(e) of the Pledge Agreement, and references to “account or accounts” shall include that Pledgor’s securities account with Citibank N.A. referred to in Section 4(e) of the Pledge Agreement.

2	REIMBURSEMENT OBLIGATION OF THE COMPANY

2.1

The Company undertakes to reimburse CEP, on demand within 5 Business Days (as defined in Clause 9.4 below), the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit.

2.2

The Company undertakes to Indemnify CEP, within 5 Business Days of demand, for and against all actions, proceedings, losses, damages, charges and all reasonable costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s own fraud, gross negligence or wilful misconduct).

2.3

The Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, the Company. The Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between the Company and the Beneficiary thereof. The Company further agrees that unless resulting from the fraud, gross negligence or wilful misconduct of CEP, any payment CEP makes in accordance with the terms and conditions of each Credit shall be binding upon the Company and shall be accepted by the Company as conclusive evidence that CEP was liable to make such payment or comply with such demand.

3.	REPRESENTATIONS AND WARRANTIES

	3.1	The Company represents and warrants to CEP that on the date of this Agreement:-

		(i)	it has the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

		(ii)	this Agreement constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms;

		(iii)	all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect;

		(iv)	neither the Company nor any Pledgor is unable to pay its debts as they fall due;

		(v)	neither the Company nor any Pledgor has been deemed or declared to be unable to pay its debts under any applicable law;

		(vi)	neither the Company nor any Pledgor has suspended making payments on any of its debts;

(vii)

neither the Company nor any Pledgor has, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

		(viii)	the value of the assets of the Company or any Pledgor is not less than the Company’s or that Pledgor’s (as the case may be) liabilities (taking into account contingent and prospective liabilities);

		(ix)	no moratorium has been declared in respect of any indebtedness of the Company or any Pledgor; and

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		(x)	no analogous or similar event or concept to those set out in this Clause 3.1 has occurred or is the case under the laws of any jurisdiction.

	3.2	The Company undertakes to CEP that it will use its best endeavours to ensure that;

		(i)	it will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement; and

		(ii)	all necessary authorisations to enable or entitle it to perform its obligations under this Agreement will remain in full force and effect at all times during the subsistence of this Agreement.

4.	BRANCHES/CORRESPONDENT BANKS

	4.1	The Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

4.2

The Company further understands that CEP may, with the prior consent of the Company, issue any Credit through any third party correspondent of its choice (a “Third Party Correspondent Bank”) and/or to have any Credit confirmed by Citibank, N.A. In such circumstances, CEP will be required to guarantee reimbursement to such Third Party Correspondent Bank and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement. For the avoidance of doubt, in this clause 4.2, the payment obligations of the Company under Clause 2 will apply in respect of such guarantee only.

5.	EXTENSION/TERMINATION

	5.1	(a)

Any Credit established hereunder may, if requested by the Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from CEP or, where a Third Party Correspondent Bank is issuing the Credit, the Third Party Correspondent Bank (each an “Issuing Bank”) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the “Notice Period”).

(b)

The Issuing Bank shall be under no obligation to the Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS the Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period.

(c)

CEP will, as soon as is reasonably possible, give the Company advice of CEP’s receipt of any such notice from any other such parties. The Company understands that receipt by CEP of any such notice may result in the whole of such Credit being cancelled.

(d)

CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit. If CEP exercises such said right, it will give the Company notice in writing thereof as soon as is reasonably possible.

5.2

If, as provided for in Clause 5.1, the Issuing Bank has given notification not to renew such Credit, then CEP may (but shall not be obliged to) without further authority from the Company (or from any of the other persons as aforesaid) arrange for the Beneficiary to accept:-

(a)

a substitute Credit (the “Substitute Credit”) from the issuing Bank on terms identical to such Credit except that (i) the amount of the Substitute Credit will be equal to the then undrawn face value of such Credit less the portion thereof (determined by CEP) to be

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attributable to the person(s) (the “Excluded Person(s)”) who gave a notice of non-renewal to CEP or, as the case may be, for whom CEP do not wish to arrange the issuance of the Substitute Credit; and (II) the original term of the Substitute Credit will, subject to renewal as mentioned in Clause 5.1 above, be up to one year in duration (or such longer duration as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Substitute Credit); or

(b)

such other arrangement, compromise, release or waiver as, CEP in its sole opinion, deems will result in the same effect being achieved as in Clause 5.2 (a). CEP will, as soon as reasonably possible, advise the Company (unless it is the, or one of the, Excluded Person(s)) of the matter(s) effected by it pursuant to this Clause 5.2.

6.	UCP/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 500 (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

7.	CREDIT CHOICE OF LAW

If, at the Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

8.	INCREASES ETC/REINSTATEMENTS

8.1

The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply provided that any such increase, extension, renewal, partial renewal, modification or amendment of, or substitution has been agreed by the Company and CEP.

8.2

If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof (a “Repayment”), CEP may in its discretion (acting reasonably) treat (or procure the treatment of) the Repayment as a reinstatement of an amount (equal to the Repayment) under such Credit. The value date CEP applies to any such reinstatement shall not be earlier than the date of such Repayment and CEP shall not be liable for losses of any nature which the Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing unless such losses arise from the fraud or wilful misconduct of CEP.

8.3

In the event of a Repayment, CEP will promptly inform the Company in writing. Provided the Company has reimbursed CEP in relation to the amount paid to the Beneficiary under the relevant Credit, and CEP has reinstated that Repayment under that Credit, CEP shall promptly pay an amount equal to the Repayment to the Company.

9.	NOTICES

9.1

Any notice to be served hereunder shall be made in writing and, unless otherwise stated, served in person or by post, fax or any electronic method of communication approved by CEP to the relevant party at its address or fax number shown immediately after its name on the signature page of the Agreement or set out in the Novation Notice (as defined in Clause 10.3) by which it became party hereto or such other address or number notified by it to the other party to this Agreement.

	9.2	Any notice or demand:-

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(a) sent by post shall be deemed to have been served on the other party on the fifth Business Day after posting, or on delivery if delivered personally or by courier to the relevant address; or

(b)

sent by facsimile shall be deemed to have been served on the relevant party on the date that it is dispatched so long as (i) the sending party is in possession of a transmission sheet confirming transmission to the correct fax number, and (ii) the facsimile is sent before 5pm local time at the place of receipt. If a facsimile is sent after 5pm, then it shall be deemed to have been served the following day.

9.3

In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

	9.4	In this Agreement, “Business Day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London and Bermuda.

10.	ASSIGNMENT/NOVATION

	10.1	The Company may not assign any of its rights hereunder without CEP’s prior written consent, such consent not to be unreasonably withheld or delayed.

10.2

CEP shall not (a) assign or otherwise dispose of the whole or any part of its rights and/or benefits under this Agreement or (b) (subject to Clauses 10.3 to 10.6) novate or otherwise dispose of its rights and obligations under this Agreement except in each case to a Permitted Transferee (as defined in Clause 10.6 below) and provided in each case that the prior written consent of the Company is obtained, such consent not to be unreasonably withheld or delayed. The words “CEP” and “CEP’s” wherever used in this Agreement shall be deemed to include any Permitted Transferee, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning the Company to any such assignee or novatee, successor or any sub-participant provided that the recipient of the information agrees (in favour of the Company) to keep such information confidential.

10.3

Any Permitted Transferee (in its capacity as transferor, a “Transferring Bank”) may, subject to obtaining the prior written consent of the Company, such consent not to be unreasonably withheld or delayed, novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a “Novation Notice”), any or all of its rights and obligations under, and the benefit of, this Agreement to, any other Permitted Transferee (for the purposes of Clause 10.4 below, the “New Permitted Transferee”).

	10.4	With effect from the date that the novation comes into effect (the “Novation Date”):

10.4.1

the New Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the New Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the New Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.4.2

the Company shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of the Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and the Company and the New Permitted Transferee shall accept the liability in respect of such obligations in place of the liability of the Transferring Bank;

10.4.3

the Transferring Bank shall release and discharge the Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.4.4

the Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the New Permitted Transferee each of its obligations whether the same fell or fall to be

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performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.

10.5

Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.4, the Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.6

For the purposes of this Clause 10, a “Permitted Transferee” shall mean a person in respect of which the Company has given its prior written consent, such consent not to be unreasonably withheld or delayed (in accordance with Clause 10.2 or 10.3 above), being any holding company, subsidiary or affiliate of Citigroup Inc.

10.7

The Company shall ensure that each Pledgor signs any such documentation and takes any such action as CEP or the Transferring Bank may require to effectively novate, transfer and/or assign any secured asset, security documentation or other documentation to the Permitted Transferee.

11.	GOVERNING LAW/JURISDICTION

This Agreement and any non-contractual obligations arising out of it shall be governed by English law and, both parties hereby irrevocably submit to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement.

12.	MISCELLANEOUS PROVISIONS

	12.1	A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement.

	12.2	The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by both parties.

	12.3	Unless the Company notifies CEP in writing to the contrary, CEP shall be entitled to impart any information concerning the Company to any Pledgor.

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EXECUTED THIS DAY ABOVE WRITTEN BY:

XL INSURANCE (BERMUDA) LTD

(Signature (s))

Dated	November 11, 2009

Address:	XL House
One Bermudiana Road
Hamilton HM08
Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department, with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department)
+1 441 294 7307 (Company Secretary)

AND

CITIBANK EUROPE PLC

(Signature(s))

Dated

Address:	1 North Wall Quay
IFSC
Dublin 1
Ireland

Attention:	Insurance Letter of Credit Department

Facsimile Number:	+353 1622 1009

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EXECUTED THIS DAY ABOVE WRITTEN BY:

XL INSURANCE (BERMUDA) LTD

(Signature(s))

Dated

Address:	XL House
One Bermudiana Road
Hamilton HM08
Bermuda

Attention:	Senior Treasury Analyst at the Treasury Department, with a copy to the Company Secretary

Facsimile Number:	+1 441 296 6399 (Treasury Department)
+1 441 294 7307 (Company Secretary)

AND

CITIBANK EUROPE PLC

PEADAR MAC CANNA DIRECTOR

(Signature(s))

Dated	11 November 2009

Address:	1 North Wall Quay
IFSC
Dublin 1
Ireland

Attention:	Insurance Letter of Credit Department

Facsimile Number:	+353 1622 1009

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SCHEDULE ONE

Form of Novation Notice for Clause 10

To:          [          ]

Date:

Dear Sirs

Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated [        ] and made between Citibank Europe plc and XL Insurance (Bermuda) Ltd (the “Agreement”)

We refer to Clause 10 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.

The relevant address for the purposes of Clause 9 is as follows:

[Insert new address]

Yours faithfully

for and on behalf of [TRANSFERRING BANK]

for and on behalf of [PERMITTED TRANSFEREE]

[NAME OF COUNTERPARTY]:

(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.

for and on behalf of
[NAME OF COUNTERPARTY]